                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               -------------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: DECEMBER 24, 1997


                         COMMISSION FILE NUMBER: 01-9723


                     PHARMACEUTICAL MARKETING SERVICES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                                               51-0335521
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                              identification no.)


SUITE 912, 45 ROCKEFELLER PLAZA, NEW YORK                           10111
(Address of principal executive offices)                          (Zip Code)



       Registrant's telephone number, including area code: (212) 841 0610

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pharmaceutical Marketing Services Inc. ("PMSI" or the "Company") announced on August 20, 1997 that it had signed definitive agreements to acquire Source Informatics European Holdings L.L.C. ("Source Europe"), a development stage business, from Source Informatics Inc. ("Source") and to sell its minority interest in the venture with Source in the United States ("Source US"), together with its OTC Physician Survey business ("OTC"), to National Data Corporation (NYSE:NDC). On December 15, 1997 the Company announced that, following the approval of its shareholders, this transaction had been consummated.

Under the terms of the three-way transaction, the Company received (i) the entire Source Europe business; (ii) 918,254 PMSI common shares held by Source, which PMSI now holds as treasury stock; (iii) $15.5 million in cash; and (iv) 1,084,950 NDC shares with a market value on December 15, 1997 of $35.3 million. The total cash consideration paid by the Company to acquire the Source Europe business was $6.4 million, representing forgiveness of loans under a line of credit extended by PMSI to Source Europe during the period since September 30, 1997.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

         1. Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1997.

         2. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months ended September 30, 1997.

         3. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year ended June 30, 1997.

         4. Notes to the Pro Forma Condensed Consolidated Financial Statements.

         5. Consolidated Financial Statements of Source Informatics European Holdings L.L.C. for the years ended June 30, 1995, 1996 and 1997.

         6. Unaudited Financial Statements of Source Informatics European Holdings L.L.C. for the three months ended September 30, 1996 and 1997 and for the period from inception (January 1, 1994) through June 30, 1997.

(c) Exhibits

         2. Stock Purchase Agreement, dated as of August 20, 1997, by and among National Data Corporation, PMSI Database Holdings Inc. and Pharmaceutical Marketing Services Inc., the sole stockholder of PMSI Database Holdings Inc. ("The Stock Purchase Agreement").

            Securities Transfer Agreement, dated August 20, 1997, as amended, by and among Pharmaceutical Marketing Services Inc. and Source Informatics Inc. ("The Securities Transfer Agreement").

         99.1 Press Release dated December 15, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PHARMACEUTICAL MARKETING SERVICES INC.



Date: December 24, 1997                                  By: Raymund M. Davies
                                                         Treasurer and Chief
                                                         Financial Officer

PRO FORMA FINANCIAL INFORMATION

The following unaudited proforma condensed consolidated financial statements give effect to the sale of the OTC business and PMSI's minority interest in Source US, pursuant to the Stock Purchase Agreement, and the acquisition of Source Europe pursuant to the Securities Transfer Agreement. The unaudited proforma condensed consolidated balance sheet reflects these transactions as if they had occurred on September 30, 1997. The unaudited proforma condensed consolidated statements of operations combine the historical results of operations of PMSI and Source Europe, after giving effect to the sale of the OTC business and Source US, for the quarter ended September 30, 1997 and for the year ended June 30, 1997, as if these transactions had occurred on July 1, 1996.

The unaudited proforma condensed consolidated financial statements do not reflect cost savings, synergies and tax planning opportunities which may be achieved from the acquisition of Source Europe, nor do they purport to be indicative of the operating results or financial position that would have been achieved had the transactions referred to above been affected for the periods indicated or the results or financial position which may be obtained in the future.

The unaudited condensed consolidated financial statements are based on and should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 previously filed with the Securities and Exchange Commission ("the PMSI Reports") and the consolidated financial statements of Source Europe included in this Report.

The following pro forma financial information is provided:

         1. Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1997.

         2. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months ended September 30, 1997.

         3. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year ended June 30, 1997.

         4. Notes to the Pro Forma Condensed Consolidated Financial Statements.

                     PHARMACEUTICAL MARKETING SERVICES INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (in thousands)
                                   (Unaudited)

                                                         SALE OF        ACQUISITION
                                          PMSI AS       SOURCE US        OF SOURCE                   CONSOLIDATED
                                         REPORTED        AND OTC          EUROPE      ADJUSTMENTS      PROFORMA
                                         --------       ---------      ------------   -----------    ------------
         ASSETS
Current assets
  Cash and cash equivalents               $ 28,910       $   (219)       $  1,648        $13,852       $ 44,191
  Marketable securities                     33,146             --              --             --         33,146
  Accounts receivable                       19,577         (7,622)            802             --         12,757
  Work in process                            1,619           (242)             --             --          1,377
  Prepaid expenses and other
    current assets                           7,999             --             204         (1,898)         6,305
  Net current assets held for sale             989             --              --             --            989
                                          --------       --------        --------        -------       --------
    Total current assets                    92,240         (8,083)          2,654         11,954         98,765

Marketable securities                        9,493             --              --         35,328         44,821
Property and equipment, net                 12,116         (4,378)            545             --          8,283
Goodwill, net                               22,931             --              --             --         22,931
Other assets, net                            6,222             (4)          1,036             --          7,254
Net assets held for sale                    18,721             --              --             --         18,721
                                          --------       --------        --------        -------       --------
    Total assets                          $161,723       $(12,465)       $  4,235        $47,282       $200,775
                                          ========       ========        ========        =======       ========
LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)
Current liabilities
  Current maturities of long-term debt    $    633       $   (553)             --             --       $     80
  Accounts payable                           3,156           (353)       $  1,706             --          4,509
  Accrued liabilities                        8,053           (861)          4,485        $11,375         23,052
  Accrued income taxes on sale of
    Source US and OTC                           --             --              --         13,379         13,379
  Unearned income                           14,150         (4,920)         11,479             --         20,709
                                          --------       --------        --------        -------       --------
    Total current liabilities               25,992         (6,687)         17,670         24,754         61,729

Long-term debt                              70,081         (1,046)             35             --         69,070
Other liabilities                              497             --              --             --            497
Amounts due to Source                           --             --           9,149         (9,149)            --
Amounts due to PMSI                             --             --           1,898         (1,898)            --
                                          --------       --------        --------        -------       --------
    Total liabilities                       96,570         (7,733)         28,752         13,707        131,296

    Total stockholders' equity (deficit)    65,153         (4,732)        (24,517)        33,575         69,479
                                          --------       --------        --------        -------       --------
    Total liabilities and stockholders'
      equity (deficit)                    $161,723       $(12,465)       $  4,235        $47,282       $200,775
                                          ========       ========        ========        =======       ========


     The accompanying notes are an integral part of these proforma condensed consolidated financial statements

                     PHARMACEUTICAL MARKETING SERVICES INC.
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
            OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

                      (In thousands, except per share data)
                                   (Unaudited)

                                                            SALE OF      ACQUISITION
                                             PMSI AS       SOURCE US      OF SOURCE                CONSOLIDATED
                                             REPORTED       AND OTC        EUROPE     ADJUSTMENTS    PROFORMA
                                             --------       -------        ------     -----------    --------
Revenue                                      $ 20,093       $(6,235)       $   778      $ (37)      $ 14,599
Operating expenses                            (20,061)        5,509         (5,432)        37        (19,947)
                                             --------       -------        -------      -----       --------
Operating income (loss)                            32          (726)        (4,654)        --         (5,348)
Gain on sale of operations                      2,631            --             --         --          2,631
Interest and other income                         871           (12)             9         --            888
Interest expense                               (1,166)           45             (1)        --         (1,122)
                                             --------       -------        -------      -----       --------
Income (loss) from continuing operations
  before income taxes                           2,368          (693)        (4,646)        --         (2,971)
Income tax provision                              105           277             --         --            382
                                             --------       -------        -------      -----       --------
Net income (loss) from continuing operations $  2,473       $  (416)       $(4,646)     $  --       $ (2,589)
                                             ========       =======        =======      =====       ========
Net income (loss) per share:
  Continuing operations                      $   0.18                                               $  (0.21)
                                             ========                                               ========
Common stock and common stock
  equivalents                                 13,498                                     (918)        12,580
                                             ========                                   =====       ========

     The accompanying notes are an integral part of these proforma condensed consolidated financial statements

                     PHARMACEUTICAL MARKETING SERVICES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997

                      (In thousands, except per share data)
                                   (Unaudited)

                                                               SALE OF        ACQUISITION
                                                  PMSI AS     SOURCE US        OF SOURCE                     CONSOLIDATED
                                                 REPORTED      AND OTC          EUROPE        ADJUSTMENTS       PRO FORMA
                                                 --------     ---------       -----------     -----------    -------------
Revenue                                          $ 98,485     $(25,009)       $    407          $(125)          $ 73,758
Operating expenses                                (90,961)      19,091         (20,985)           125            (92,730)
                                                 --------     --------        --------          -----           --------
Operating income (loss)                             7,524       (5,918)        (20,578)            --            (18,972)
Interest and other income                           3,299          (91)             59             --              3,267
Interest expense                                   (3,490)         147            (477)           477             (3,343)
                                                 --------     --------        --------          -----           --------
Income from continuing operations
  before income taxes                               7,333       (5,862)        (20,996)           477            (19,048)
Income tax provision                               (2,655)       2,333              --             --               (322)
Minority interest                                     (17)          --              --             --                (17)
                                                 --------     --------        --------          -----           --------
Net income (loss) from continuing operations     $  4,661     $ (3,529)       $(20,996)         $ 477           $(19,387)
                                                 ========     ========        ========          =====           ========
Net income (loss) per share:
  Continuing operations                          $   0.35                                                       $  (1.57)
                                                 ========                                                       ========

Common stock and common stock
  equivalents                                      13,297                                       (918)             12,379
                                                 ========                                      =====            ========



     The accompanying notes are an integral part of these pro forma condensed consolidated financial statements

                     PHARMACEUTICAL MARKETING SERVICES INC.

                           NOTES TO PROFORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

                      (In thousands, except per share data)
                                   (Unaudited)

1. PROFORMA BASIS OF PRESENTATION AND ADJUSTMENTS

    The unaudited proforma condensed consolidated financial statements present the Company's sale to NDC of (i) the OTC Business and (ii) the Company's interest in Source US, for aggregate proceeds of $6,500 in cash and 1,084,950 registered shares of NDC Common Stock. In addition, the unaudited proforma condensed consolidated financial statements present the acquisition of Source Europe, where, in return for assuming the net liabilities of Source Europe and canceling certain loans under a line of credit made by PMSI in favor of Source, the Company received $9,000 of cash and an aggregate of 918,254 shares of Company Common Stock previously owned by Source.

    The unaudited proforma condensed consolidated balance sheet at September 30,1997 reflects (i) the divestiture of the OTC Business and the Company's interest in Source US and (ii) the acquisition of Source Europe, as if these transactions had occurred on September 30, 1997.

    The unaudited proforma condensed consolidated statements of operations for the quarter ended September 30, 1997 and for the year ended June 30, 1997 reflect (i) the divestiture of the OTC Business and the Company's interest in Source US and (ii) the acquisition of Source Europe, as if these transactions had occurred on July 1, 1996.

    The unaudited proforma condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of the future consolidated financial position or future results of operations, nor do they purport to be indicative of the operating results or financial position that would have been achieved had the transactions referred to above been effective from the periods indicated. These proforma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Source Informatics European Holdings L.L.C. included elsewhere in this Report, and the PMSI Reports.

2. UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The adjustments reflect the proceeds and estimated transaction costs of the divestiture of the OTC Business and the Company's interest in Source US, as well as the estimated liabilities assumed, cash received and transaction costs incurred related to the acquisition of Source Europe as at September 30, 1997.

a) DIVESTITURE OF THE OTC BUSINESS AND THE COMPANY'S INTEREST IN SOURCE US

    The adjustments related to the divestiture of the OTC Business and the Company's interest in Source US include:

         (i) $6,500 cash proceeds from NDC,

         (ii) 1,084,950 shares of NDC Common Stock with a total value of $35,328 based on a December 15, 1997 market value of $32.562 per share, and

         (iii) $4,464 related to estimated transaction costs, including investment banking fees, legal fees, accountants' fees, bonuses and related out-of-pocket expenses.

                     PHARMACEUTICAL MARKETING SERVICES INC.

                           NOTES TO PROFORMA CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      (In thousands, except per share data)
                                   (Unaudited)

2. UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

The proforma condensed consolidated balance sheet includes a non-recurring after-tax gain of $19,253 on the divestiture, reflecting an effective tax rate of 41%. The estimated after-tax gain has been intentionally omitted from the proforma condensed consolidated statements of operations and is subject to finalization.

b) ACQUISITION OF SOURCE EUROPE

    The proforma condensed consolidated balance sheet reflects the acquisition of Source Europe using the purchase method of accounting. The excess of $6,433 of the purchase consideration over the fair value of the net assets is presented as an in-process research and development write down. The ultimate allocation of the purchase price to net assets acquired, in-process research and development, other intangible assets and goodwill is subject to final determination of their respective fair values.

    The adjustments related to the acquisition of Source Europe reflect (i) $9,000 of cash contributed by Source to Source Europe, (ii) 918,254 shares of Company Common Stock, held by Source, contributed to Source Europe, (iii) the cancellation of certain loans under a line of credit made by PMSI to Source, totalling $6,433, of which $1,500 had been advanced to Source at September 30, 1997, which formed the purchase consideration on closure of the deal, (iv) the cancellation of loans totalling $9,149 from Source to Source Europe net of an adjustment of $1,648 to reflect cash and cash equivalents on hand and (v) $1,978 related to estimated transaction costs, including legal fees, accountants' fees and related expenses.

    The Company Common Stock to be contributed by Source to Source Europe has been valued in the adjustments at $8,494 based on the December 15, 1997 closing price of $9.25. A further adjustment has been recorded to reclassify the fair value of the Company Common Stock from marketable securities to treasury stock in the proforma condensed consolidated balance sheet.

    The adjustments also reflect the elimination of a net receivable due to PMSI from Source Europe totalling $1,898, including $1,500 advanced to Source under a line of credit during the quarter ended September 30, 1997.

                     PHARMACEUTICAL MARKETING SERVICES INC.

                           NOTES TO PROFORMA CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      (In thousands, except per share data)
                                   (Unaudited)

2. UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

The following table presents the adjustments described in Note 2 to the proforma condensed consolidated balance sheet by respective balance sheet accounts:

                                                                              Adjustment
                                               Adjustments    Adjustments    per Proforma
                                                 Sale of      Acquisition     Condensed
                                                Source US      of Source     Consolidated
                                                 and OTC         Europe         Balance
                                      Note       Note 2a        Note 2b          Sheet
                                     ------    -----------    ------------   ------------
Cash and cash equivalents             2a(i)    $   6,500                     $   6,500
                                      2b(i)           --      $   9,000          9,000
                                      2b(iv)          --         (1,648)        (1,648)
                                               ---------      ---------      ---------
                                               $   6,500      $   7,352      $  13,852
                                               =========      =========      =========
Prepaid expenses and other
 current assets                       2b              --      $  (1,898)     $  (1,898)
                                               =========      =========      =========
Marketable securities                 2a(ii)   $  35,328                     $  35,328
                                      2b              --          8,494          8,494
                                      2b              --         (8,494)        (8,494)
                                               ---------      ---------      ---------
                                               $  35,328      $      --      $  35,328
                                               =========      =========      =========
Accrued liabilities                   2a(iii)  $   4,464                     $   4,464
                                      2b(iii)         --      $   4,933          4,933
                                      2b(v)           --          1,978          1,978
                                               ---------      ---------      ---------
                                               $   4,464      $   6,911      $  11,375
                                               =========      =========      =========
Accrued income taxes on sale of
 Source US and OTC                    2a       $  13,379             --      $  13,379
                                               =========      =========      =========
Amounts due to Source Informatics     2b(iv)          --      $  (9,149)     $  (9,149)
                                               =========      =========      =========
Amounts advanced under line of
 credit                               2b              --      $  (1,500)     $  (1,500)
Amounts due to PMSI companies         2b              --           (398)          (398)
                                               ---------      ---------      ---------
                                                      --      $  (1,898)     $  (1,898)
                                               =========      =========      =========

Stockholders' equity                  2a       $  19,253                     $  19,253
                                      2b              --      $  (8,494)        (8,494)
          Stockholders' equity:
          In-process research and
           development                2b              --         (6,433)        (6,433)
          Source Europe                               --         24,517         24,517
          Source US and OTC                        4,732             --          4,732
                                               ---------      ---------      ---------
                                               $  23,985      $   9,590      $  33,575
                                               =========      =========      =========

                     PHARMACEUTICAL MARKETING SERVICES INC.

                           NOTES TO PROFORMA CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      (In thousands, except per share data)
                                   (Unaudited)

3. UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

    The adjustment eliminates data purchases made by Source Europe from PMSI during the three months ended September 30, 1997, totalling $37.

    The reduction of 918,254 shares of Company Common Stock and common stock equivalents reflects the reclassification to treasury stock of the shares of Company Common Stock received in the acquisition of Source Europe.

    The anticipated post-tax gain on the sale of the Company's interest in Source US and the OTC Business of $19,253 is not reflected in the proforma condensed consolidated statement of operations. Similarly, anticipated income relating to the investment of the sale proceeds is excluded.

    There has been no apportionment of corporate overhead to the results of PMSI's interest in Source US and the OTC Business. Such an allocation would have reduced the reported operating profit of the businesses to be disposed.

4. UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1997

    The adjustments comprise the elimination of data purchases made by Source Europe from PMSI during the twelve months ended June 30, 1997, totalling $125, and interest expense of $477 arising on loans from Source to Source Europe, canceled on closing.

    The reduction of 918,254 shares of Company Common Stock and common stock equivalents reflects the reclassification to treasury stock of the shares of Company Common Stock received in the acquisition of Source Europe.

    The anticipated post-tax gain on the sale of the Company's interest in Source US and the OTC Business of $19,253 is not reflected in the proforma condensed consolidated statement of operations. Similarly, anticipated income relating to the investment of the sale proceeds is excluded.

    There has been no apportionment of corporate overhead to the results of PMSI's interest in Source US and the OTC Business. Such an allocation would have reduced the reported operating profit of the businesses to be disposed.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                     PAGE



Report of Independent Accountants                                                    F-2

Consolidated Balance Sheets as of June 30, 1996 and 1997                             F-3

Consolidated Statements of Operations for the years ended June 30, 1995,
1996 and 1997                                                                        F-4

Consolidated Statements of Stockholder Deficit for the years ended June 30,
1995,1996 and 1997                                                                   F-5

Consolidated Statements of Cash Flows for the years ended June 30, 1995,
1996 and 1997                                                                        F-6

Notes to the Consolidated Financial Statements                                       F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Source Informatics European Holdings L.L.C.

    We have audited the accompanying consolidated balance sheets of Source Informatics European Holdings L.L.C. and Subsidiaries (a development stage enterprise) as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholder deficit and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our report dated September 15, 1997 we included an explanatory paragraph which discussed the factors that raised substantial doubt about the Company's ability to continue as a going concern. As described in the third paragraph of
Note 1, the Company, on December 15, 1997, was acquired by Pharmaceutical Marketing Services Inc. who has agreed to provide adequate financing, thereby mitigating the factors that raised the substantial doubt about the Company's ability to continue as a going concern. Accordingly, our report on the consolidated financial statements for 1997, as presented herein, excludes this explanatory paragraph.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Source Informatics European Holdings L.L.C. and Subsidiaries as of June 30, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.



December 16, 1997                                       COOPERS & LYBRAND L.L.P.
Stamford, Connecticut

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)





                                                      June 30,
                                               --------------------------
                                                  1996             1997
                                               -----------      ---------
            ASSETS
Current assets
   Cash and cash equivalents                   $  1,194         $  2,222
   Accounts receivable                               --              234
   Other receivables                                 91              538
   Prepaid expenses                                  40              176
                                               --------         --------
          Total current assets                    1,325            3,170

Property and equipment, net                         180              546
Other assets, net                                    31              463
Net amount due from Source Informatics Inc.
 and subsidiaries                                 1,271               --
                                               --------         --------
          Total assets                         $  2,807         $  4,179
                                               ========         ========

LIABILITIES AND STOCKHOLDER DEFICIT
Current liabilities
   Current portion of capital lease
    obligations                                                 $     38
   Accounts payable                            $  3,209            2,700
   Accrued liabilities                              469            2,277
   Unearned income                                5,250           11,319
                                               --------         --------
          Total current liabilities               8,928           16,334

Capital lease obligations                            --               43
Net amount due to Source Informatics Inc.
 and subsidiaries                                    --            6,334
                                               --------         --------
          Total liabilities                       8,928           22,711
                                               --------         --------

Stockholder deficit:
Source Informatics equity investment and
 accumulated deficit during the development
 stage                                           (6,121)              --
Common Stock - $0.01 par value, 100 shares
 authorized; 100 shares
 issued and outstanding                              --               --
Paid-in capital                                      --           22,465
Deficit accumulated during the development
 stage                                               --          (42,002)
Cumulative translation adjustment                    --            1,005
                                               --------         --------
          Total stockholder deficit              (6,121)         (18,532)
                                               --------         --------
          Total liabilities and
           stockholder deficit                 $  2,807         $  4,179
                                               ========         ========

The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                       Years Ended June 30,
                                                -----------------------------------
                                                  1995         1996         1997
                                                --------     ---------    ---------
Revenue                                                                   $    407
Costs and expenses:
  Production costs                              $(2,010)     $ (5,060)      (7,456)
  Selling, general and administrative expenses   (2,903)       (7,245)     (10,148)
  Research and development costs                   (412)       (2,110)      (3,347)
  Amortization of intangible assets                  --            (7)         (34)
                                                -------      --------     --------
Operating loss                                   (5,325)      (14,422)     (20,578)
Interest:
  Interest income                                    --             2           59
  Interest expense                                   --            --         (477)
                                                -------      --------     --------
Net loss                                        $(5,325)     $(14,420)    $(20,996)
                                                =======      ========     ========

   The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER DEFICIT
                             (DOLLARS IN THOUSANDS)
                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997




                                        Common                                                                 Walsh/Source
                                         Stock                                                                    Equity
                                               Par                    Deficit accumulated       Cumulative     Investment and
                                              Share      Paid-in           during the          Translation      Accumulated
                                    Shares    Value      Capital       Development Stage        Adjustment        Deficit
                                   --------  --------   ---------    ---------------------    -------------   ---------------

Balance at June 30, 1994                 --        --          --                       --               --                --
Net loss 1995                            --        --          --                       --               --    $       (5,325)
Contribution from Walsh                  --        --          --                       --               --             5,325
                                   --------  --------   ---------    ---------------------    -------------   ---------------
Balance June 30, 1995                    --        --          --                       --               --                --
Net loss 1996                            --        --          --                       --               --           (14,420)
Contribution from Walsh                  --        --          --                       --               --             8,299
                                   --------  --------   ---------    ---------------------    -------------   ---------------
Balance June 30, 1996                    --        --          --                       --               --            (6,121)
Net loss 1997                            --        --          --                       --               --           (20,996)
Contribution from Source                 --        --          --                       --               --             7,580
Elimination of Source Equity
   Investment and issuance of
   Common Stock                         100        --     $22,465          $       (42,002)              --            19,537
Cumulative translation adjustment        --        --          --                       --       $    1,005                --
                                   --------  --------   ---------    ---------------------    -------------   ---------------
Balance June 30, 1997                   100        --     $22,465          $       (42,002)      $    1,005                --
                                   ========  ========   =========    =====================    =============   ===============







   The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                               Years Ended June 30,
                                                     --------------------------------------
                                                        1995           1996           1997
                                                     ----------     ---------      ----------
Cashflows from operating activities:
  Net loss                                           $   (5,325)    $ (14,420)     $  (20,996)
Adjustments to reconcile net loss to net cash
  used in operating activities
  Depreciation and amortization                              --            62             175

Change in assets and liabilities:
  Increase in accounts receivable                            --            --            (246)
  Increase in prepaid expenses and other assets              --          (162)           (972)
  Increase in accounts payable and accrued
    liabilities                                              --         3,678           1,580
  Increase in unearned income                                --         5,250           6,095
                                                     ----------     ---------      ----------
Net cash used in operating activities                    (5,325)       (5,592)        (14,364)
                                                     ----------     ---------      ----------
Cashflows used in investing activities:
  Capital expenditures                                       --          (235)           (610)
                                                     ----------     ---------      ----------
Net cash used in investing activities                        --          (235)           (610)
                                                     ----------     ---------      ----------

Cash provided by (used in) financing activities:
  Cash contribution from Walsh                            5,325         8,072              --
  Capital contribution by Source                             --            --           7,580
  Increase (decrease) in inter-company
    indebtedness                                             --        (1,271)          7,968
  Capital lease payments                                     --            --             (31)
                                                     ----------     ---------      ----------
Net cash provided by financing activities                 5,325         6,801          15,517
                                                     ----------     ---------      ----------
Effect of exchange rate movements                            --           220             485
                                                     ----------     ---------      ----------
Net increase in cash and cash equivalents                    --         1,194           1,028
Cash and cash equivalents at beginning of year               --            --           1,194
                                                     ----------     ---------      ----------
Cash and cash equivalents at end of year              $      --      $  1,194       $   2,222
                                                     ==========     =========      ==========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest                                            $      --      $     --       $       2
                                                     ==========     =========      ==========

Supplemental disclosures of non-cash investing
  and financing activities:
Assets acquired under capital leases                  $      --      $     --       $     110
                                                     ==========     =========      ==========


   The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

FORMATION OF THE COMPANY

    On April 16, 1996, Walsh International Inc. ("Walsh") formed Source Informatics Inc. ("Source"), a Delaware corporation, as the holding company for the entities engaged in developing, maintaining, delivering and analyzing prescription and product shipment databases to the pharmaceutical and healthcare industries (the "Source Business"). Effective that same date, Walsh transferred all of the assets and liabilities of the Source Business together with cash, marketable securities, convertible preferred stock obligations and other corporate assets into Source. In conjunction with the transfer of such assets and liabilities, all of the issued and outstanding capital stock of Source was spun-off to the then current stockholders of Walsh (the "Spin-Off").

    On November 18, 1997, Source formed Source Informatics European Holdings L.L.C. ("Source Europe" or the "Company"), a Delaware corporation, to act as a holding company for the entities engaged in the Source Business in Europe subsequent to a definitive agreement to sell the Source Business in Europe to Pharmaceutical Marketing Services Inc. ("PMSI"). All assets and liabilities of the entities engaged in the Source Business in Europe were transferred to Source Europe. Source Europe remained a wholly-owned subsidiary of Source Informatics Inc.

    On December 15, 1997 PMSI acquired the Source Business in Europe. The business was acquired for cash consideration of $6,433,000, which represented the cancellation of loans by PMSI to Source Europe under a line of credit provided for by the Securities Transfer Agreement. On consummation of the transaction, Source forgave loans to Source Europe totalling $8,408,099 and PMSI received $9,000,000 in cash plus 918,254 PMSI common shares held by Source. PMSI will account for the acquisition of Source Europe in accordance with the purchase method. Under this method, the purchase price will be allocated to the fair values of the respective assets and liabilities acquired, including in-process research and development, with any excess being allocated to goodwill. PMSI has agreed to provide adequate financing to allow the Company to fund operations through January 31, 1999.

THE BUSINESS

    Since January 1, 1994, Source Europe has been a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7, building databases of prescriptions dispensed in the UK, Germany, France, Italy and Belgium and developing the software technology to support, provide access to, and generate information from such databases. Source Europe sells such information to pharmaceutical companies in each of the markets in which it operates to enable such companies to measure, analyze and improve salesforce and product performance at a detailed geographical level, namely small groups of prescribing physicians or at the individual physician level.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements present the accounts of Source Europe's operations as though they were combined from the commencement of their operations using their historical accounting basis. All inter-company balances and transactions within Source Europe have been eliminated. The financial statements also include the allocation from Walsh and Source of direct and indirect costs attributable to Source Europe. The method by which such amounts are allocated are deemed reasonable by management and are described in the accompanying notes.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL CONDITION OF SOURCE EUROPE

    The Company's financial statements for the year ended June 30, 1997 have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $20,996,000 for the year ended June 30, 1997, and as at June 30, 1997 had a deficit accumulated during the development stage of $42,002,000. The Company expects to incur substantial expenditures to complete the development of the Source databases and services in Europe. There is no assurance that the Company will achieve profitable operations and the Company is dependent on continued financial support from PMSI.

DATABASES

    All costs associated with the development, maintenance and updating of databases are expensed as incurred.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. All maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method. Furniture, office equipment and computer equipment are depreciated over five years and automobiles over four years. Leasehold improvements are amortized over the estimated lives of the assets or the lease terms (maximum of 10 years), whichever are shorter. Buildings are depreciated over their estimated useful lives of 50 years.

    On disposal, costs and accumulated depreciation are removed from the accounts and gains (losses) are recognized in the statement of operations.

REVENUE RECOGNITION

    Revenue is recognized on the delivery of a product or as the service is rendered. Prebillings for products that have not yet been delivered or for services not yet rendered are classified as unearned income until the earnings process is complete.

    Unearned income is also comprised of cash received in the form of contributions from clients (a) for the purpose of funding the development of a proprietary database to service the European markets and (b) to provide these clients with future discounts on products generated from the database. Through June 30, 1997, none of the contributions, which aggregated $11.3 million on that date, have been recognized as revenue. These contributions will be recognized as revenue to match future sales of products generated from the database.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash balances and trade receivables. The Company invests its excess cash with major banks. The Company's customer base principally comprises companies within the pharmaceutical industry and the Company does not require collateral from its customers.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY

    The balance sheet and results of operations of the Company's foreign subsidiaries that operate outside the United States, are measured using local currency as the functional currency.

    Assets and liabilities have been translated into United States dollars at the rates of exchange at the balance sheet date. Translation gains and losses arising from the use of differing exchange rates from year to year are included in the cumulative translation adjustment on the balance sheet. Revenues and expenses are translated into United States dollars at the average rate during the period.

    Transaction gains and losses are recognized in the statement of operations as incurred. For the years presented, these amounts were not material.

INCOME TAXES

    Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and financial reporting amounts at each year-end.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with maturity dates of three months or less from the date of acquisition by the Company to be cash equivalents.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. TRANSACTIONS WITH WALSH AND SOURCE INFORMATICS INC.

PHARBASE LICENSE

    In April 1996 Walsh granted to Source Europe a non-exclusive license to its Pharbase medical professional databases in certain European countries. The Company is allowed to use the Pharbase databases only for internal purposes and in connection with the development, delivery and marketing of its prescriber-linked prescription databases. The initial term of the license runs for ten years and the license is renewable for two additional terms. Source Europe has agreed to provide Walsh with all updated information which it receives with regard to medical professionals, their specialties, affiliations and locations generated as a result of the use of Pharbase by Source Europe. The Company has agreed to pay $1.00 per prescriber in the database universe in the first year of prescription data collection in a particular market. In consideration of the Company's obligation to provide updated information to Walsh, such fee will be reduced to $0.75 in the second year, $0.50 in the third year and $0.25 per prescriber thereafter. In addition, Source Europe had agreed to pay Walsh 75% of the list price of the Pharbase service for each Source Europe client to which it delivers prescriber-level data and which does not have a current Pharbase license.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. TRANSACTIONS WITH WALSH AND SOURCE INFORMATICS INC. (CONTINUED)

SERVICE AGREEMENTS

    Source Europe is supplied by Source and, prior to the Spin-Off was supplied by Walsh, with administrative support, including general management, financial, legal, tax, audit, personnel and employee benefits. The Company has also been provided by Source's US operation with software and database development services specifically for the European market. Accruals for the services and benefits have been measured and recorded based on usage or other methods that management believes to be reasonable. Such allocations were as follows for fiscal years ended June 30, 1995, 1996 and 1997, respectively: administrative support services, $1,623,000, $2,295,000 and $1,741,000; and software and database services, $412,000, $2,110,000 and $3,347,000. The cumulative costs since inception (January 1, 1994) amount to $5,659,000 (unaudited) for administrative support services and $5,947,000 for software and database services.

3. PROPERTY AND EQUIPMENT

    Property and equipment at June 30, 1996 and 1997 consisted of the following (in thousands):

                                                                June 30,
                                                          ---------------------
                                                            1996        1997
                                                          ---------   ---------
        Property                                          $      33   $      48
        Furniture and office equipment                           58         164
        Computer equipment                                      144         505
        Automobiles                                              --          --
                                                          ---------   ---------
                                                                235         717
        Less: accumulated depreciation and amortization         (55)       (171)
                                                          ---------   ---------
                                                                180         546
                                                          =========   =========


    Depreciation and amortization charged to operations amounted to $0, $55,000 and $116,000 for the years ended June 30, 1995, 1996 and 1997, respectively. Cumulative depreciation and amortization since inception (January 1, 1994) amounts to $171,000 (unaudited).

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4. OTHER ASSETS

    Other assets at June 30, 1996 and 1997 consisted of the following (in thousands):

                                               June 30,
                                         --------------------
                                           1996        1997
                                          ------      -------
Purchased software                        $   10       $  167
 Less: accumulated depreciation               (7)         (41)
                                          ------       ------
                                               3          126
Sales tax recoverable                          -          274
Deposits                                      28           63
                                          ------       ------
                                          $   31       $  463
                                          ======       ======

Amortization charged to operations amounted to $0, $7,000 and $34,000 for the years ended June 30, 1995, 1996, and 1997, respectively. Cumulative amortization since inception (January 1, 1994) amounts to $41,000 (unaudited).

5. ACCRUED LIABILITIES

    Accrued liabilities at June 30, 1996 and 1997 consisted of the following (in thousands):

                                              June 30,
                                          -------------------
                                            1996        1997
                                          -------     -------
Employee compensation and benefits        $   201     $ 1,026
Data purchase                                   -         778
Other liabilities                             268         473
                                          -------     -------
                                          $   469     $ 2,277
                                          =======     =======

6. INCOME TAX

    Deferred tax assets at June 30, 1996 and 1997 comprise the following (in thousands):

                                               June 30,
                                          -------------------
                                            1996        1997
                                          -------     -------
Deferred tax assets
 Loss carry forward                       $ 1,746     $ 8,215
                                          -------     -------
Gross deferred tax assets                   1,746       8,215
Valuation allowance                        (1,746)     (8,215)
                                          -------     -------
Deferred taxes, net                       $     -     $     -
                                          =======     =======

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6. INCOME TAX (CONTINUED)

    As at June 30, 1997, there were available for foreign income tax purposes operating loss carryforwards of approximately $24,163,000 which may provide future tax benefits totalling $8,215,000 expiring as follows: 2001: $271,000, 2002: $1,027,000 and thereafter $6,917,000.

7. EMPLOYEE BENEFIT PLANS

    Subsidiaries of the Company in the United Kingdom and Belgium have pension or profit sharing plans covering substantially all their employees.

    In the United Kingdom a money purchase plan is operated with the employer contributing an average of approximately 5% of salaries.

    In Belgium a defined contribution pension plan is operated with the employer contributing an average of approximately 5% of salaries.

    The total costs associated with these plans were as follows (in thousands):

                                            JUNE 30,
                                      --------------------
                                        1996        1997
                                      --------    --------
        Belgium                          $17         $23
        United Kingdom                    46          73
                                         ---         ---
                                         $63         $96
                                         ===         ===

8. LEASING ARRANGEMENTS AND OTHER COMMITMENTS

    Various subsidiaries of the Company lease certain property and equipment.

    Obligations under long-term and non-cancellable lease agreements expiring at various dates have the following aggregate approximate annual minimum rentals (in thousands):

                                          CAPITAL LEASES    OPERATING LEASES
                                          --------------    ----------------
        To June 30, 1998                        $ 43               $  529
        To June 30, 1999                          42                  422
        To June 30, 2000                          15                  220
        To June 30, 2001                          --                   88
        To June 30, 2002                          --                   60
        After June 30, 2002                       --                    5
                                                ----               ------
        Total minimum lease payments             100               $1,324
                                                                   ======
        Less amount representing interest         19
                                                ----
        Present value of minimum lease
          payments                                81
        Less current portion                      38
                                                ----
                                                $ 43
                                                ====

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8. LEASING ARRANGEMENTS AND OTHER COMMITMENTS (CONTINUED)

    Operating lease rentals for the years ended June 30, 1995, 1996 and 1997 were $0, $0 and $453,000, respectively. Cumulative operating lease rentals since inception (January 1, 1994) amount to $453,000 (unaudited).

    Included in property and equipment at June 30, 1996 and 1997 are assets subject to capitalized leases with a cost of $0 and $113,000, respectively, and accumulated amortization of $0 and $31,000 for the years ended June 30, 1996 and June 30, 1997, respectively.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                     Page

Consolidated Balance Sheet (unaudited) as of September 30, 1997                      F-15

Consolidated Statements of Operations (unaudited) for the Three Months Ended
September 30, 1996 and 1997 and for the period from inception

(January 1, 1994) through September 30, 1997 (unaudited)                             F-16
Consolidated Statements of Cash Flows (unaudited) for the Three Months
Ended September 30, 1996 and 1997 and for the period from inception
(January 1, 1994) through September 30, 1997 (unaudited)                             F-17

Notes to Consolidated Financial Statements                                           F-18

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                 (In Thousands)
                                  (Unaudited)

                                                     SEPTEMBER 30,
                                                         1997
                                                     -------------
ASSETS
Current assets
  Cash and cash equivalents                             $  1,648
  Accounts receivable                                        802
  Prepaid expenses and other current assets                  204
                                                        --------
    Total current assets                                   2,654

Property and equipment, net                                  545
Other assets, net                                          1,036
                                                        --------
    Total assets                                        $  4,235
                                                        ========

LIABILITIES AND STOCKHOLDER DEFICIT
Current liabilities
  Accounts payable                                         1,706
  Accrued liabilities                                      4,485
  Unearned income                                         11,479
                                                        --------
    Total current liabilities                             17,670
                                                        --------

Capital lease obligations                                     35
Amounts due to Source                                      9,149
Amounts due to PMSI                                        1,898
                                                        --------
    Total liabilities                                     28,752

    Total stockholder deficit                            (24,517)
                                                        --------
    Total liabilities and stockholder deficit           $  4,235
                                                        ========


   The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)
                                  (Unaudited)

                                                                               PERIOD OF INCEPTION
                                                                                 JANUARY 1, 1994
                                                   THREE MONTHS ENDED                THROUGH
                                                      SEPTEMBER 30,             SEPTEMBER 30, 1997
                                                   1996             1997            (UNAUDITED)
                                                 -------          -------       ------------------
Revenue                                               --          $   778            $  1,185
Production costs                                 $(1,712)          (2,972)            (17,985)
Selling, general and administrative expenses      (2,189)          (2,203)            (23,195)
Research and development costs                      (543)            (243)             (6,190)
Amortization of intangible assets                     (1)             (14)                (55)
                                                 -------          -------            --------
Operating loss                                    (4,445)          (4,654)            (46,240)
  Interest income                                     --                9                  70
  Interest expense                                   (68)              (1)               (478)
                                                 -------          -------            --------
Net loss                                         $(4,513)         $(4,646)           $(46,648)
                                                 =======          =======            ========


   The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                   (Unaudited)


                                                                                      Period of
                                                                                      Inception
                                                                                   January 1, 1994
                                                           Three Months Ended          through
                                                              September 30,       September 30, 1997
                                                           --------------------   ------------------
                                                            1996         1997         (unaudited)
                                                           -------      -------   ------------------
Net cash used in operating activities .................... $(3,817)     $(3,844)       $(30,386)
                                                           -------      -------        --------
Cashflows used in investing activities:
  Capital expenditures ...................................    (114)          (7)           (852)
                                                           -------      -------        --------

Net cash used in investing activities ....................    (114)          (7)           (852)
Cash provided  by (used in) financing activities:
  Increase in inter-company indebtedness .................   4,129        2,613          31,548
  Loan from PMSI .........................................      --        1,500           1,500
  Capital lease payments .................................      --          (10)            (41)
                                                           -------      -------        --------
Net cash provided by financing activities ................   4,129        4,103          33,007
Effect of exchange rate movements ........................    (343)        (826)           (121)
                                                           -------      -------        --------
Net (decrease) increase in cash and cash equivalents .....    (145)        (574)          1,648

Cash and cash equivalents at beginning of period .........   1,194        2,222              --
                                                           -------      -------        --------
Cash and cash equivalents at end of period ...............  $1,049       $1,648          $1,648
                                                           =======      =======        ========


The accompanying notes are an integral part of these financial statements.

          SOURCE INFORMATICS EUROPEAN HOLDINGS L.L.C. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

1. INTERIM UNAUDITED FINANCIAL INFORMATION

    The accompanying statements of operations for the three months ended September 30, 1996 and 1997, the statements of cash flows for the three months ended September 30, 1996 and 1997, the balance sheet as of September 30, 1997 and the related information of Source Informatics European Holdings L.L.C. ("Source Europe") included in these notes to the financial statements are unaudited. In the opinion of management, the interim financial information reflects all adjustments (consisting only of items of a normal recurring nature) necessary for the fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire fiscal year.

    These interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Report.

2. INCOME TAXES

    As of September 30, 1997, Source Europe had approximately $28.8 million of foreign net operating loss carry-forwards. These carry-forwards will increase until Source Europe becomes profitable.

3. LINE OF CREDIT

    In the three months ended September 30, 1997, $1.5 million was advanced to Source Europe under a line of credit from PMSI. Outstanding amounts under the line of credit accrued interest at the rate of prime plus 2%. The line of credit was collateralized by the pledge of approximately 17% of the outstanding shares of Common Stock of Source's US operating subsidiary and an aggregate 435,000 of the shares of PMSI Common Stock owned by Source.